Exhibit 99.2

MOSBEST, LLC, dba Stateside

FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS
ENDED JUNE 30, 2021 (UNAUDITED)
AND YEAR ENDED

DECEMBER 31, 2020

Mosbest, LLC, dba Stateside

Index to the Financial Statements

As of June 30, 2021 (unaudited) and December 31, 2020

INDEPENDENT AUDITOR'S REPORT

To the Member

Mosbest, LLC, dba Stateside

Los Angeles, California

We have audited the accompanying financial statements of Mosbest, LLC, dba Stateside, a California limited liability company (the "Company"), which comprise the balance sheet as of December 31, 2020, and the related statements of operations, member's equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ ArmaninoLLP
Los Angeles, California

September 2, 2021

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MOSBEST, LLC, dba Stateside

BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash	$241,989	$251,381
Accounts receivable	127,346	56,926
Due from factor	199,322	378,880
Inventory	517,926	386,756
Due from related parties	97,551	97,472
Prepaid expenses and other current assets	12,556	11,036
Total current assets	1,196,690	1,182,451
Fixed assets, net	-	17,838
Deposits	9,594	9,594
Total assets	$1,206,284	$1,209,883

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable	$255,071	$289,613
Accrued liabilities	60,051	23,673
Loan payable, current	34,838	-
Total current liabilities	349,960	313,286
Loan payable, net of current portion	187,257	-
Total liabilities	537,217	313,286

Commitments and contingencies (Note 8)

Member's equity	669,067	896,597
Total member's equity	669,067	896,597
Total liabilities and member's equity	$1,206,284	$1,209,883

The accompanying notes are an integral part of these financial statements.

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MOSBEST, LLC, dba Stateside

STATEMENTS OF OPERATIONS

	Six Months Ended		Year Ended
	June 30,		December 31,
	2021	2020	2020
	(unaudited)
Net revenues	$2,350,362	$1,481,167	$3,187,512
Cost of goods sold	712,320	564,355	1,485,726
Gross profit	1,638,042	916,812	1,701,786

Operating expenses:
General and administrative	605,427	659,201	1,192,241
Distribution	86,965	86,667	155,483
Sales and marketing	609,886	428,791	838,638
Total operating expenses	1,302,278	1,174,659	2,186,362

Income (loss) from operations	335,764	(257,847)	(484,577)

Other income (expenses), net
Other income	-	10,000	261,035
Other expenses	(12,494)	-	-
Total other income (expenses), net	(12,494)	10,000	261,035

Provision for income taxes	800	800	800
Net income (loss)	$322,470	$(248,647)	$(224,341)

The accompanying notes are an integral part of these financial statements.

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MOSBEST, LLC, dba Stateside
STATEMENTS OF MEMBER’S EQUITY

Member's
Equity
Balances at December 31, 2019	$1,424,263
Distributions	(303,325)
Net loss	(224,341)
Balances at December 31, 2020	896,597
Distributions	(550,000)
Net income	322,470
Balances at June 30, 2021 (unaudited)	$669,067

The accompanying notes are an integral part of these financial statements.

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MOSBEST, LLC, dba Stateside

STATEMENTS OF CASH FLOWS

	Six Months Ended		Year Ended
	June 30,		December 31,
	2021	2020	2020
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$322,470	$(248,647)	$(224,341)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on forgiveness of debt	-	-	(251,221)
Depreciation and amortization	17,838	27,604	55,207
Non-cash contributions	-	-	-
Changes in operating assets and liabilities:
Accounts receivable	(70,420)	105,298	221,173
Due from factor	179,558	(126,392)	(322,367)
Inventory	(131,170)	-	283,467
Prepaid expenses and other current assets	(1,520)	30,749	26,663
Accounts payable	(34,542)	(381,845)	(143,680)
Accrued liabilities	36,378	35,360	(97,397)
Net cash provided by (used in) operating activities	318,592	(557,873)	(452,496)
Cash flows from investing activities:
Advances to related parties	(79)	-	-
Deposits	-	(6,200)	(9,594)
Net cash used in investing activities	(79)	(6,200)	(9,594)
Cash flows from financing activities:
Proceeds from loan payable	222,095	251,221	251,221
Advances from factor	-	667,907	667,907
Distributions	(550,000)	-	(303,325)
Net cash provided by (used in) financing activities	(327,905)	919,128	615,803
Net change in cash and cash equivalents	(9,392)	355,055	153,713
Cash and cash equivalents at beginning of period	251,381	97,668	97,668
Cash and cash equivalents at end of period	$241,989	$452,723	$251,381

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$800	$800	$800
Cash paid for interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

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MOSBEST, LLC, dba Stateside

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS

Mosbest, LLC, dba Stateside, (the “Company”) was formed on November 8, 2010, in the State of California. The Company’s headquarters are located in Los Angeles, California.

The Company operates a clothing business of women’s garments for casual wear, including blouses, dresses, loungewear, and more. Our team created a collection of elevated American basics influenced by the evolution of the classic t-shirt. All garments are designed and produced in Los Angeles.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Unaudited Interim Financial Information

The accompanying financial statements for the six months ended June 30, 2021 and the related footnote disclosures are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in our opinion, reflect all adjustments necessary to present fairly our financial position as of June 30, 2021 and results of operations, and cash flows for the six months ended June 30, 2021 and 2020. The results for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any other periods.

Use of Estimates

Preparation of the financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from these estimates. It is reasonably possible that changes in estimates may occur in the near term.

Risks and Uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The negative impact the global pandemic has had on the Company in 2020 is significant, given Stateside revenue is linked to domestic and local locations and offices for operations ranging from production to shipment of goods to customers — all of which were forced to close for a duration of 2020, per local requirements around continued operations for essential vs. non-essential businesses.

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Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 — Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of June 30, 2021 and December 31, 2020. Fair values of the Company’s financial instruments were assumed to approximate carrying values because of the instruments’ short-term nature.

Cash

The Company maintains its cash in various commercial banks in the United States (“U.S.”). Accounts at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. While the Company's accounts at these institutions, at times, may exceed the federally insured limits, management believes that the risk of loss is not significant and the Company has not experienced any losses in such accounts to date.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. As of June 30,2021 and December 31, 2020, there were no allowances for credit losses.

Inventories

Inventory consists of raw materials purchased from the Company’s suppliers, work in progress, finished goods and amounts held on consignment. Inventory is valued at the lower of first-in, first-out, cost, or net realizable value.

Fixed Assets, Net

Fixed assets are stated at cost less accumulated depreciation. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of three (3) to seven (7) years. Leasehold improvements are depreciated over the lesser of the term of the respective lease or estimated useful economic life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360-10-35, Impairment or Disposal of Long-Lived Assets. Under that directive, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Such group is tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives are compared against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. For the six months ended June 30, 2021 and year ended December 31, 2020, there were no impairment charges.

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Revenue Recognition

In accordance with ASC Topic 606, Revenue from Contracts with Customers, the Company recognizes revenue via the sale of the Company’s merchandise to its customers. Sales contracts (purchase orders) generally have a single performance obligation, which is satisfied upon shipment of merchandise at a point in time. Revenue is measured based on the consideration stated on an invoice, net of estimated returns, chargebacks, and allowances for other deductions based upon management’s estimates and the Company’s historical experience. The Company accepts product returns from customers in line with the Company's return policy, with each return depending on the underlying reason for and timing of the returned merchandise.

Wholesale revenues are recognized upon shipment of product to the customer. Revenues are recorded, net of expected returns, discounts and allowances. The Company reviews and refines these estimates using historical trends, seasonal results and current economic and market conditions.

E-commerce revenues of products ordered through the Company’s website are recognized upon shipment to the customers. E-commerce revenues are also reduced by expected returns and discounts.

The Company evaluates the allowance for sales returns and allowances based on historical percentages, utilizing a multiple-month lookback period. As of June 30, 2021 and December 31, 2020, the Company determined no allowance for sales returns was necessary.

Cost of Goods Sold

Cost of goods sold consist of the costs of inventory sold and inbound freight. The Company includes outbound freight associated with shipping goods to customers as a component of distribution expenses as noted below.

Shipping and Handling Fees and Costs

The Company includes shipping and handling fees billed to customers within revenues. The costs associated with shipping goods to customers are recorded within distribution expenses and amounted to approximately $43,000, $28,000 and $57,000 for the six months ended June 30, 2021 and 2020 and year ended December 31, 2020, respectively.

Advertising

The Company expenses advertising costs as incurred. Advertising costs expensed were $40,219, $35,391 and $20,271 for the six months ended June 30, 2021 and 2020 and year ended December 31, 2020, respectively.

Income Taxes

The Company is a limited liability company (LLC) classified as a partnership for federal income tax purposes, which provides for profits and losses to be reported at the individual member level for income tax purposes. The Company pays the necessary amount of distributions in order to satisfy the member’s estimated personal income tax liabilities arising from the Company’s profits. The state of California imposes an annual fee on the LLC based on the level of gross revenue of the LLC. As of December 31, 2020, the Company does not have any entity-level uncertain tax positions. The Company files income tax returns in the U.S. federal and California state jurisdictions. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three to four years from the filing of a tax return.

Concentration of Credit Risk

Cash — The Company maintains its cash with a major financial institution, which it believes to be creditworthy, located in the United States of America. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Customers – As of December 31, 2020, one customer accounted for approximately 14% of accounts receivable, and accounted for approximately 12% of revenues for the year ended December 31, 2020. There were no revenue or receivable concentrations in 2021.

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Suppliers — The Company relies on a small number of vendors for raw materials and inventory purchases. Management believes that the loss of one or more of these vendors would have a material impact on the Company’s financial position, results of operations and cash flows.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company is currently in the process of evaluating the potential impact of this new guidance, which is effective for the Company beginning on January 1, 2022, although early adoption is permitted.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. Several amendments to this new guidance have also been issued by the FASB between 2016 and 2020. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. The Company is evaluating the impact of this guidance, which is effective for the Company beginning on January 1, 2023, although early adoption is permitted.

NOTE 3 - DUE FROM FACTOR

The Company assigns a portion of its accounts receivable to a third- party factoring company (“the Factor”), who assumes the credit risk with respect to the collection of non-recourse accounts receivable. The Company may request advances on the net sales factored at any time before their maturity date, and other advances at the discretion of the Factor. The Factor charges a commission on the net sales factored for credit and collection services. Should total commission and fees payable be less than $30,000 in a single year, considered to be fees charged to both the Company’s Factoring Agreement and a separate agreement with Sunnyside, LLC, then the Factor shall charge the difference between the actual fees in said year and $30,000 to the Company. Interest on advances is charged as of the last day of each month at a rate equal to the greater of either, (a) the Chase Prime Rate + (2.0%) or (b) (4.0%) per annum.

During the year ended December 31, 2020, the Company received advances from the factor of $667,907. There were no advances in the six months ended June 30, 2021.

NOTE 4 — INVENTORY

The Company had inventories consisting of the following:

	June 30,	December 31,
	2021	2020
	(unaudited)
Raw materials	$179,889	$85,966
Work in progress	245,947	205,253
Finished goods	71,691	89,131
Inventory on cosignment	20,399	6,407
Inventory	$517,926	$386,756

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NOTE 5 — FIXED ASSETS, NET

Fixed assets, net, are comprised of the following:

	June 30,	December 31,
	2021	2020
	(unaudited)
Leasehold improvements and showrooms	$196,129	$196,129
Furniture and equipment	62,909	62,909
Automobile	17,000	17,000
	276,038	276,038
Less: accumulated depreciation and amortization	(276,038)	(258,200)
Fixed assets, net	$-	$17,838

Depreciation and amortization expense was $17,838, $27,604 and $55,207 for the six months ended June 30, 2021 and 2020 and year ended December 31, 2020, respectively.

NOTE 6 — DEBT

In April 2020, the Company entered into a loan with a lender in an aggregate principal amount of $251,221 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan is evidenced by a promissory note (“Note”). Subject to the terms of the Note, the PPP Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, has an initial term of two years, and is unsecured and guaranteed by the Small Business Administration. The Company may apply to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable forgiveness period, calculated in accordance with the terms of the CARES Act. The Note provides for customary events of default including, among other things, cross-defaults on any other loan with the lender. The PPP Loan may be accelerated upon the occurrence.

In December 2020, the Company received notification from the Small Business Association that the entire PPP loan balance had been forgiven.

In January 2021, the Company entered into a second PPP Loan for proceeds of $222,095.

NOTE 7 — RELATED-PARTY TRANSACTIONS

In May 2019, the Company advanced funds to a company partially owned by its Member. As of June 30, 2021 and December 31, 2020, the amount outstanding was $97,551 and $97,472, respectively. These advances are unsecured, non-interest bearing, and due on demand.

The Company has a lease with the owner for its office and showroom facilities. See Note 8.

During the six months ended June 30, 2021 and year ended December 31, 2020, the Company paid payroll expenses on behalf of a related party entity totaling $0 and $34,615, respectively.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.

Leases

The Company leases office and showroom facilities in Los Angeles, California. The leases expire at various dates through November 2021 with base rents ranging from $3,100 to $9,000. The following table shows the future annual minimum obligations under lease commitments in effect at December 31, 2020:

2021	$67,620
2022	-
$67,620

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In May 2021, the Company resigned the lease from June 2021 through June 2022. The base rent is $12,000 per month and there are renewal options at expiration.

NOTE 9 — MEMBER’S EQUITY

As of December 31, 2020 and 2019, the Company had a single member. During the six months ended June 30, 2021, member distributions were $550,000. During the year ended December 31, 2020, member distributions were $303,325.

The sole member has exclusive and complete authority over the activities of the Company.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 10 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after June 30, 2021 through September 2, 2021, the issuance date of these financial statements.

On August 30, 2021, Digital Brands Group, Inc., a Delaware corporation (DBG”), entered into a Membership Interest Purchase Agreement (the “MIPA”) with Moise Emquies (“Seller”) pursuant to which DBG acquired all of the issued and outstanding membership interests of the Company. Pursuant to the MIPA, Seller, as the holder of all of the outstanding membership interests of the Company, exchanged all of such membership interests for $5.0 million in cash and a number of shares of common stock of DBG equal to $5.0 million, or 1,101,538 shares (the “Shares”), which number of Shares was calculated in accordance with the terms of the Agreement. Of such amount, $375,000 in cash and a number of Shares equal to $375,000, or 82,615 shares (calculated in accordance with the terms of the Agreement), is held in escrow to secure any working capital adjustments and indemnification claims. The MIPA contains customary representations, warranties and covenants by Seller.

The Acquisition closed on August 30, 2021. Upon closing of the Acquisition and the other transactions contemplated by the MIPA, the Company became a wholly-owned subsidiary of DBG.

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